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                         AMENDMENT NO. 5 TO CREDIT AGREEMENT


              AMENDMENT NO. 5, THIRD WAIVER AND AGREEMENT (this "AMENDMENT"), dated as of April 15, 1999, to and under the Credit Agreement, dated as of March 30, 1998 (as amended by Amendment No. 1 dated as of May 8, 1998, Amendment No. 2 dated as of June 30, 1998 and Amendment No. 3 dated as of October 19, 1998 and Amendment No. 4 dated as of April 10, 1999, as so amended, the "CREDIT AGREEMENT"), among SUNBEAM CORPORATION (the "PARENT"), the SUBSIDIARY BORROWERS referred to therein, the LENDERS party thereto, MORGAN STANLEY SENIOR FUNDING, INC., as Syndication Agent, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Documentation Agent, and FIRST UNION NATIONAL BANK, as Administrative Agent.

                                W I T N E S S E T H :

       WHEREAS, the Parent, the Subsidiary Borrowers, the Lenders and the Agents are parties to the Credit Agreement;

       WHEREAS, the Parent has requested that the Administrative Agent and the Lenders agree to continue to waive, until April 10, 2000, certain provisions of the Credit Agreement and, in connection therewith, to amend the Credit Agreement, all as more fully set forth below;

       WHEREAS, the Administrative Agent and the Lenders are willing to agree to such requested waivers and amendments, but only upon the terms and conditions of this Amendment; and

       NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

       SECTION 1. DEFINED TERMS; REFERENCES. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.
Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.
 Except as herein specifically amended, all terms and provisions of the Credit Agreement shall remain in full force and effect and shall be performed by the parties hereto according to its terms and provisions. This Amendment is limited as specified and shall not constitute a modification, amendment or waiver of any other provision of the Credit Agreement or any other Loan Document or indicate the Lenders' willingness to consent to any such other modification, amendment or waiver.

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       SECTION 2. DELETION AND ADDITION OF CERTAIN DEFINED TERMS. Section
1.01 of the Credit Agreement is amended:

              (a) to delete in their entirety the defined terms "EXISTING RECEIVABLES PROGRAM", "MARGIN STOCK", "OPERATING UNIT" and "PERMITTED ACQUISITION" in such Section; and

              (b) to add in their appropriate alphabetical order in such Section the following defined terms:

              "AGGREGATE EXPOSURE" means, at any time, the amount equal to the sum of (i) the Revolving Credit Exposure and unused Revolving Commitments, (ii) the outstanding principal amount of Tranche A Term Loans and unused Tranche A Term Commitments and (iii) the outstanding principal amount of Tranche B Term Loans, in each case of all of the Lenders at such time.

              "BLOCKED ACCOUNT AGREEMENT" means one or more blocked account agreements to be entered into by the Parent, The Chase Manhattan Bank and the Administrative Agent, on terms reasonably satisfactory to the Parent, the Administrative Agent and the Lenders.

              "BUSINESS PLAN" means (a) in respect of the 1999 fiscal year of the Parent, the business plan for such fiscal year delivered to the Lenders on March 18, 1999 (February 8, 1999 in the case of operating forecasts) and (b) in respect of the 2000 fiscal year of the Parent, the business plan for such fiscal year delivered to the Lenders pursuant to
       Section 5.02(C).

              "CAPITAL INVESTMENT": has the meaning set forth in the Existing Receivables Program Purchase Agreement.

              "COLEMAN COLLATERAL DOCUMENTS" means the guarantees, pledge agreements, security agreements, mortgages and any other instruments or agreements executed pursuant to any of the foregoing, in each case as reasonably requested by the Administrative Agent, and in form and substance substantially the same as the existing Loan Documents executed by the Obligors (or otherwise in form and substance satisfactory to the Administrative Agent), to be executed by each of Coleman and its domestic subsidiaries (other than Kansas Acquisition Corp. and Coleman International Holdings, LLC) to guarantee (effective upon the occurrence of the Coleman Merger Effective Date) the obligations of each other Obligor under this Agreement, the Coleman Collateral Documents and the other Loan Documents and to provide (effective upon the occurrence of the Coleman Merger Effective Date) Liens upon substantially all of the assets of Coleman and its domestic subsidiaries (subject to customary limitations with respect to Kansas Acquisition Corp. and Coleman International Holdings, LLC) to secure their respective obligations under this Agreement, the Coleman Collateral Documents and the other Loan Documents.

              "COLEMAN CONDITIONS" means (i) the execution and delivery on or before May 25, 1999 of the Coleman Collateral Documents and (ii) the filing with the SEC of an amended S-4 Registration Statement (reflecting the comments received by the Parent in a letter from the SEC dated July 8, 1998) with respect to the registration of the shares of common stock of the Parent to be issued in connection with consummation of the merger that will result in Coleman becoming a Wholly Owned Subsidiary.

              "COLEMAN INTERCOMPANY COLLATERAL DOCUMENTS" means, collectively,
       (i) the Intercompany Pledge and Security Agreement dated as of April 15, 1999, between Coleman and the Parent, (ii) the Intercompany Security Agreement dated as of April 15, 1999, between Coleman and the Parent and
       (iii) any other instruments or agreements executed to secure the Coleman Intercompany Note, as each of the foregoing may be amended, supplemented or otherwise modified from time to time.

              "COLEMAN INTERCOMPANY NOTE" means the Amended and Restated Subordinated Intercompany Note, dated April 6, 1998, made by Coleman in favor of the Parent, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

              "COLEMAN MERGER EFFECTIVE DATE" means the first date on which both of the following conditions have been satisfied: (i) a properly executed certificate of merger has been filed with the Secretary of State of Delaware evidencing the merger of Camper Acquisition Corp. with and into Coleman and resulting in Coleman becoming a Wholly Owned Subsidiary and
       (ii) the Administrative Agent has received evidence reasonably satisfactory to it (including such legal opinions, certificates, evidences of corporate action, subordination agreements or other documents as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent) that the Liens created by the Coleman Collateral Documents constitute valid and perfected Liens, subject only to any Permitted Liens, on the collateral granted thereby.

              "COLEMAN REVOLVING COMMITMENT RESERVE" means the $52,500,000 reserve to be established under the Revolving Commitments on August 31, 1999 if the Coleman Merger Effective Date has not occurred on or before such date, which reserve shall be utilized solely for the purpose set forth in Section 5.08(vi).

              "CONCENTRATION ACCOUNT" means, collectively, the accounts, account no. 910-2-635126, established by Sunbeam Products, Inc. and account no. 323-8-58821, established by Coleman, each maintained at the office of The Chase Manhattan Bank at 270 Park Avenue, New York, New York 10017, that shall be used for the daily concentration of funds received by the Parent or any of its Subsidiaries from the operation of their businesses or otherwise.

              "DESIGNATED FOREIGN CURRENCIES" means the currencies set forth on Schedule B and any other available and freely convertible foreign currency requested by any Borrower and approved by the Administrative Agent and all of the Lenders in accordance with Section 10.02(b).

              "DOLLAR EQUIVALENT" means with respect to the principal amount of any Eurocurrency Loan made or outstanding in any Designated Foreign Currency, at any date of determination thereof, an amount in dollars equivalent to such principal amount or such other amount calculated on the basis of the Spot Rate of Exchange.

              "EURO" means the single currency of the European Union (i) as constituted by the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time, and (ii) as referred to in the legislative measures of the European Union for the introduction of, changeover to or operation of the euro in one or more member states.

              "EXISTING RECEIVABLES PROGRAM": means the accounts receivable sales program established pursuant to (i) the Receivables Sale and Contribution Agreement dated as of December 4, 1997, between Sunbeam Products, Inc. and Sunbeam Asset Diversification, Inc., (ii) the Existing Receivables Program Purchase Agreement and (iii) any receivables sale agreement executed and delivered after the Fifth Amendment Effective Date in accordance with Section 6.09(b)(y).

              "EXISTING RECEIVABLES PROGRAM PURCHASE AGREEMENT" means the Receivables Purchase and Servicing Agreement dated as of December 4, 1997 (as amended, supplemented or otherwise modified prior to the Fifth Amendment Effective Date or in accordance with Section 6.09(b)), by and among Llama Retail Funding, L.P., Capital USA, L.L.C., Sunbeam Asset Diversification, Inc. and Sunbeam Products, Inc.

              "FIFTH AMENDMENT EFFECTIVE DATE" means the Amendment Effective Date under and as defined in Amendment No. 5, Third Waiver and Agreement, dated as of April 15, 1999, to and under this Agreement.

              "INACTIVE SUBSIDIARY" means any Subsidiary of the Parent which (and only for so long as such Subsidiary) (i) does not own assets with an aggregate book value in excess of $500,000 and (ii) is not engaged in any business.

              "INTERNATIONAL GROUP" means the collective reference to the Strategic Business Units designated as Europe, Japan, Latin America, Asia/Pacific and Canada.

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              "MANDATORY PREPAYMENT AMOUNT" has the meaning set forth in
       Section 2.09(b).

              "NON-CORE ASSETS" means the non-core assets of the Parent and its Subsidiaries listed on Schedule C hereto.

              "RECEIVABLES PURCHASE LIMIT" means $70,000,000 or such other amount designated as the "Purchase Limit" pursuant to the Existing Receivables Program Purchase Agreement.

              "SEC" means the United States Securities and Exchange Commission, or any successor thereto.

              "S-4 REGISTRATION STATEMENT" means the Registration Statement on Form S-4 under the Securities Act of 1933, as amended, with respect to the registration of the shares of common stock of the Parent to be issued in connection with the consummation of the merger that will result in Coleman becoming a Wholly Owned Subsidiary, including any supplements or exhibits thereto and any amendments thereof.

              "SPOT RATE OF EXCHANGE" means with respect to any Designated Foreign Currency, at any date of determination thereof, the spot rate of exchange in London that appears on the display page applicable to such Designated Foreign Currency on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the spot rate of exchange in London); PROVIDED that if there shall at any time no longer exist such a page on such service, the spot rate of exchange shall be determined by reference to another similar rate publishing service selected by the Administrative Agent, and if no such similar rate publishing service is available, the spot rate of exchange shall be determined by reference to the published rate of the Administrative Agent in effect at such date for similar commercial transactions.

              "YEAR 2000 COMPATIBILITY EXPENDITURES" means costs incurred (whether capitalized or recognized as an operating expense) in connection with the testing, reprogramming and, if required, the replacement of non-compliant information technology systems to permit the proper functioning in and following the year 2000 of (a) computer systems of the Parent and its Consolidated Subsidiaries and (b) systems and equipment supplied by third parties or with which the systems of the Parent or any of its Consolidated Subsidiaries interface.".

       SECTION 3. DEFINITION OF ASSET SALES. The definition of "ASSET SALES" in Section 1.01 of the Credit Agreement is amended (a) to replace the comma immediately before the reference to "(iii)" in such definition with the word "and" and (b) to delete in its entirety the phrase "and (iv) dispositions of any Margin Stock for fair value" in such definition.

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       SECTION 4. DEFINITION OF BUSINESS DAY. The definition of "BUSINESS
DAY" in Section 1.01 of the Credit Agreement is amended (a) to add immediately after the phrase "a Eurodollar Loan" in such definition the phrase "in dollars" and (b) to add immediately before the period at the end of such definition the proviso ", PROVIDED FURTHER that when used in connection with a Eurocurrency Loan in any Designated Foreign Currency, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in such Designated Foreign Currency in London, England and the principal financial center of such Designated Foreign Currency, and PROVIDED FURTHER that when such term is used for the purpose of determining the date on which the LIBO Rate is determined under this Agreement for any Eurocurrency Loan denominated in euro for any Interest Period therefor and for purposes of determining the first and last day of any Interest Period, references in this Agreement to Business Day shall be deemed to be references to any day that is not (x) a Saturday or Sunday, (y) Christmas Day or New Year's Day or (z) any other day on which the Trans-European Real-time Gross Settlement Operating System (or any successor settlement system) is not operating (as determined by the Administrative Agent)".

       SECTION 5. DEFINITION OF COLLATERAL DOCUMENTS. The definition of "COLLATERAL DOCUMENTS" in Section 1.01 of the Credit Agreement is amended:

              (a) to add immediately after the term "the Pledge and Security Agreements," in such definition the phrase "the Coleman Collateral Documents, the Coleman Intercompany Collateral Documents,"; and

              (b) to replace the reference to "Section 5.09" in the parenthetical in such definition with a reference to "Sections 2.19,
       5.09 and 5.11".

       SECTION 6. DEFINITION OF CONSOLIDATED EBITDA. The definition of "CONSOLIDATED EBITDA" in Section 1.01 of the Credit Agreement is amended to add immediately after the phrase "and other similar non-cash charges" in paragraph (2) of such definition the phrase "not requiring a future cash expenditure".

       SECTION 7. DEFINITION OF ERISA AFFILIATE. The definition of "ERISA AFFILIATE" in Section 1.01 of the Credit Agreement is amended:

              (a) to add immediately after the word "means" in such definition the following phrase "(i) with respect to the Parent, Coleman and"; and

              (b) to add immediately before the period at the end of such definition the phrase and "(ii) any trade or business (whether or not incorporated) that, together with Coleman, is treated as a single employer under the Sections of ERISA or the Code set forth in clause (i) above".

       SECTION 8. DEFINITION OF ERISA EVENT. The definition of "ERISA EVENT" in Section 1.01 of the Credit Agreement is amended:

              (a) to delete the word "or" immediately preceding the reference to "(g)" in such definition;

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

              (b) to replace the phrase "or the receipt by" in clause (g) in such definition with the word "from";

              (c) to delete the phrase "from the Parent or any ERISA Affiliate of any notice," in clause (g) in such definition; and

              (d) to add immediately before the period at the end of such definition the following new clause (h) "or (h) any other event or condition shall occur after the Fifth Amendment Effective Date with respect to a Plan or any other U.S. or non-U.S., funded or unfunded, pension or welfare plan sponsored or maintained by the Parent, Coleman or any of their respective ERISA Affiliates which could reasonably be expected to have a Material Adverse Effect".

       SECTION 9. REFERENCES TO EURODOLLAR. All references to "Eurodollar" and "eurodollar" in the Credit Agreement shall be deemed to be references to "Eurocurrency" and "eurocurrency", respectively.

       SECTION 10. DEFINITION OF EXCESS CASH FLOW. The definition of "EXCESS CASH FLOW" in Section 1.01 of the Credit Agreement is amended to delete the proviso at the end of such definition.

       SECTION 11. DEFINITION OF EXCLUDED TAXES. The definition of "EXCLUDED TAXES" in Section 1.01 of the Credit Agreement is amended:

              (a) to replace the word "and" immediately preceding the reference to "(c)" in such definition with a comma;

              (b) to replace each reference to the term "Foreign Lender" in clause (c) in such definition with "Lender";

              (c) to replace the phrase "any withholding tax" with the phrase "any U.S. withholding tax"; and

              (d) to replace the phrase "or is attributable to such Foreign Lender's failure" with the phrase "and (d) any withholding tax that is attributable to a Foreign Lender's failure".

       SECTION 12. DEFINITION OF LEVERAGE RATIO. The definition of "LEVERAGE RATIO" in Section 1.01 of the Credit Agreement is amended to delete in its entirety the second sentence in such definition.

       SECTION 13. DEFINITION OF LIBO RATE. The definition of "LIBO RATE" in
Section 1.01 of the Credit Agreement is amended:

              (a) to replace the words "dollar deposits" in the parenthetical in the first sentence in such definition with the phrase "deposits in dollars or in the applicable Designated Foreign Currency";

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

              (b) to replace the phrase "the rate for dollar deposits" in the first sentence in such definition with the phrase "the rate for deposits in dollars or in the applicable Designated Foreign Currency"; and

              (c) to add immediately after the phrase "at which dollar deposits of $5,000,000" in the second sentence in such definition the phrase ", or the Dollar Equivalent of the applicable Designated Foreign Currency equal to $3,000,000,".

       SECTION 14. DEFINITION OF MAJOR CASUALTY PROCEEDS. The definition of "MAJOR CASUALTY PROCEEDS" in Section 1.01 of the Credit Agreement is amended to replace the reference to "$10,000,000" with a reference to "$1,000,000".

       SECTION 15. DEFINITION OF REVOLVING CREDIT EXPOSURE. The definition of "REVOLVING CREDIT EXPOSURE" is amended to add immediately after the phrase "such Lender's Revolving Loans" in such definition the parenthetical "(including without limitation, in the case of Revolving Loans then outstanding in any Designated Foreign Currency, the Dollar Equivalent of the aggregate principal amount thereof)".

       SECTION 16. DEFINITION OF SUBSIDIARY GUARANTORS. The definition of "SUBSIDIARY GUARANTORS" is amended in its entirety to read as follows:

              "SUBSIDIARY GUARANTORS" means each Subsidiary party to the Subsidiary Guarantee and each other Person who becomes a party to the Subsidiary Guarantee pursuant to Section 5.09.".

       SECTION 17. DEFINITION OF TRANCHE A AVAILABILITY PERIOD. The definition of "TRANCHE A AVAILABILITY PERIOD" in Section 1.01 of the Credit Agreement is amended to replace the date "April 10, 1999" with the date "April 10, 2000".

       SECTION 18. REVOLVING CREDIT COMMITMENTS. Paragraph (c) of Section
2.01 of the Credit Agreement is amended to add immediately before the period at the end of the first sentence in such paragraph the following proviso:

       "; PROVIDED, HOWEVER, that no Lender shall make any Revolving Credit Loan in any Designated Foreign Currency to any Subsidiary Borrower other than to Coleman after the occurrence of the Coleman Merger Effective Date, PROVIDED FURTHER that no Lender shall make any Revolving Loan in any Designated Foreign Currency if, after giving effect to the making of such Revolving Loan, the Dollar Equivalent of the then outstanding Revolving Loans in any Designated Foreign Currencies would exceed $40,000,000 (it being understood and agreed that the Administrative Agent shall calculate the Dollar Equivalent of the then outstanding Revolving Loans in any Designated Foreign Currency on the date on which the Administrative Agent receives a notice of Borrowing with respect to any Revolving Loan for purposes of determining compliance with this paragraph); PROVIDED FURTHER that if the Coleman Merger Effective Date shall not have occurred prior to August 31, 1999, from and after such date until the Coleman Merger Effective Date, no Lender shall make any Revolving Loan (other than with respect to the making of a Revolving Loan for the purpose set forth in Section 5.08(vi)) if, after giving effect to the making of such Revolving Loan, the sum of the Revolving Credit Exposure of all Lenders, plus the Coleman Revolving Commitment
       Reserve, would exceed the Revolving Commitments".

       SECTION 19. REVOLVING CREDIT BORROWINGS. Section 2.02 of the Credit Agreement is amended:

              (a)    to add immediately before the first sentence in paragraph
       (b) of such Section the following sentence "The Revolving Loans may be made in dollars or in any Designated Foreign Currency.";

              (b) to add immediately after the words "such Borrowing shall be" in the first sentence in paragraph (c) of such Section the parenthetical "(or in the case of Eurocurrency Borrowings to be made in any Designated Foreign Currency, the Dollar Equivalent of the principal amount that is)"; and

              (c) to add immediately before the period at the end of the first sentence in paragraph (c) of such Section the phrase ", if such Borrowing is requested to be made in dollars, and $3,000,000, if such Borrowing is requested to be made in any Designated Foreign Currency".

       SECTION 20. REQUESTS FOR ABR BORROWINGS. Section 2.03 of the Credit Agreement is amended:

              (a) to replace the reference to "10:00 a.m., Charlotte, North Carolina" in clause (b) in such Section with a reference to "1:00 p.m., Charlotte, North Carolina time";

              (b) to replace the phrase "three Business Days before the date of the proposed Borrowing" in clause (a) in the first sentence in such Section with the phrase "(i) three Business Days before the date of the proposed Eurocurrency Borrowing, if the requested Eurocurrency Borrowing is to be made in dollars or (ii) four Business Days before the date of the proposed Eurocurrency Borrowing, if the requested Eurocurrency Borrowing is to be made in any Designated Foreign Currency"; and

              (c) to add immediately before the semicolon in clause (v) in such Section the phrase "and if such Eurocurrency Borrowing is to be made in any Designated Foreign Currency, the Designated Foreign Currency thereof".

       SECTION 21. NOTICE OF ISSUANCE OF LETTERS OF CREDIT. Paragraph (b) of
Section 2.04 of the Credit Agreement is amended to add immediately after the words "at least three Business Days" in the third parenthetical in such paragraph the phrase ", or in the case of Trade Letters of Credit, one Business Day,".

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       SECTION 22. FUNDING OF BORROWINGS. Section 2.05 of the Credit
Agreement is amended:

              (a) to add immediately before the words "wire transfer" in paragraph (a) of such Section the phrase "in dollars or the applicable Designated Foreign Currency, as requested by the Borrower in its notice of Borrowing,";

              (b) to add immediately after the phrase "12:00 noon, Charlotte, North Carolina time," in paragraph (a) of such Section the parenthetical "(or by 3:00 p.m., Charlotte, North Carolina time, in the case of an ABR Borrowing for which a notice has been given on the same Business Day of the proposed Borrowing in compliance with Section 2.03)";

              (c) to replace "at (i)" in the second sentence in paragraph (b) of such Section with the phrase "(y) in the case of Loans to be made in dollars, at (i)";

              (d) to add immediately before the period at the end of the second sentence in paragraph (b) of such Section the phrase "and (z) in the case of Eurocurrency Loans to be made in any Designated Foreign Currency, at (i) in the case of such Lender, the rate customary in such Designated Foreign Currency for settlement of similar inter-bank obligations, as quoted by the Administrative Agent or (ii) in the case of the Borrower, the interest rate applicable to the Eurocurrency Loans"; and

              (e) to add immediately after paragraph (b) at the end of such Section the following new paragraph (c):

                     "(c)   Notwithstanding any other provision contained
              herein, in the event that any Lender gives notice to the Administrative Agent that it is unable to fund Revolving Loans in any Designated Foreign Currency at a reasonable cost to it, the Administrative Agent shall, until such notice is withdrawn and to the extent necessary in order to excuse such Lender from making any Revolving Loans in such Designated Foreign Currency and to continue to make available to the Borrowers the full aggregate amount of the Revolving Commitments, reallocate from time to time among the Lenders the outstanding Revolving Loans denominated in dollars and the Revolving Loans in such Designated Foreign Currency; PROVIDED that, in the event that the Lenders the Applicable Percentages of which aggregate 51% of the Revolving Commitments of all Lenders give such notice to the Administrative Agent, the Lenders shall not be required to make any Revolving Loans in such Designated Foreign Currency until any such notice has been withdrawn so that the Lenders the Applicable Percentages of which aggregate 51% of the Revolving Commitments of all Lenders have either not given any such notice or have withdrawn any such notice.".

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

       SECTION 23. INTEREST ELECTIONS. Section 2.06 of the Credit Agreement is amended:

              (a) to add immediately after the phrase "convert such Borrowing" in the second sentence in paragraph (a) of such Section the phrase "(if such Borrowing was made in dollars)";

              (b) to add immediately after the phrase "the affected Borrowing" in the third sentence in paragraph (a) of such Section the phrase "(if such Borrowing was made in dollars)";

              (c) to add immediately after the phrase "Interest Election Request applies" in clause (i) in paragraph (c) of such Section the phrase ", whether such Borrowing was made in dollars or in any Designated Foreign Currency";

              (d) to replace the phrase "such Borrowing shall" in the first sentence in paragraph (e) of such Section with the phrase "(a) such Borrowing, if such Borrowing was made in dollars, shall";

              (e) to add immediately before the period at the end of the first sentence in paragraph (e) of such Section the phrase "or (b) such Borrowing, if such Borrowing was made in any Designated Foreign Currency, shall be continued for the shortest available Interest Period as determined by the Administrative Agent"; and

              (f)    to add in clause (ii) in the second sentence in paragraph
       (e) of such Section (i) immediately after the words "each Eurodollar Borrowing" in such clause the words "made in dollars" and (ii) immediately before the period at the end of such sentence the phrase "and each Eurocurrency Borrowing made in any Designated Foreign Currency shall be continued for the shortest available Interest Period as determined by the Administrative Agent".

       SECTION 24. REPAYMENT OF TERM LOANS. (a) Paragraph (a) of Section 2.09 of the Credit Agreement is amended to add at the end thereof the following proviso:

              "PROVIDED that, effective upon the date of satisfaction of the Coleman Conditions (or on the first such date to occur thereafter on which no Default or Event of Default shall have occurred and be continuing), the date of payment of (y) the $66,750,000 installment of the Tranche A Term Loans scheduled to be paid on each of September 30, 1999 and March 31, 2000 and (z) the $2,500,000 installment of the Tranche B Term Loans scheduled to be paid on each of September 30, 1999 and March 31, 2000, in each case, shall be extended to April 10, 2000."

       (b)    Paragraph (b) of Section 2.09 of the Credit Agreement is amended:

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

              (i) to add immediately before clause (i)(x) in such paragraph the following new clause (i)(w):

              "(w)(1) on September 30, 1999 with the amount, if any, by which the sum (the "MANDATORY PREPAYMENT AMOUNT") of funds on deposit in the Concentration Account on such date, after giving effect to
              Section 2.09(d)(ii), PLUS the aggregate amount of the unused Revolving Commitments (calculated in the case of September 30, 1999 only, exclusive of the Coleman Revolving Commitment Reserve) on such date exceeds $115,000,000 and (2) on December 31, 1999 with the amount, if any, by which the Mandatory Prepayment Amount exceeds $125,000,000; PROVIDED that the amount prepaid on September 30, 1999, when added to the amount prepaid on December 31, 1999, in each case in accordance with this clause (w), shall not exceed $69,250,000.";

              (ii)   to add immediately after the reference to "(x)" in clause
       (i)(x) in such paragraph the phrase "except as otherwise set forth in
       Section 2.09(d)(i)";

              (iii)  to replace the phrase ", exceeds $15,000,000" in clause
       (i)(x)(1) in such paragraph with the phrase "(or in the case of the 1999 fiscal year of the Parent, made from and after the Fifth Amendment Effective Date during such fiscal year), exceeds $1,000,000";

              (iv) to delete in their entirety clauses (A) and (B) in the proviso in clause (i)(x) in such paragraph;

              (v) to delete "and (C)" in the proviso in clause (i)(x) in such paragraph;

              (vi) to delete the words "whether" and "or otherwise" in the proviso in clause (i)(x) in such paragraph; and

              (vii) to add immediately after the words "reduction under this paragraph" in the first sentence of clause (iii) in such paragraph the parenthetical "(other than with respect to prepayments under clause
       (i)(w) of this paragraph)".

       (c) Paragraph (b)(iv) of Section 2.09 of the Credit Agreement is amended in its entirety to read as follows:

              "(iv) The amount of any repayment of the Term Loans made pursuant to clauses (i) or (ii) of this paragraph shall be applied (A) in the direct order of maturity of each subsequent scheduled repayment of the Term Loans, through and including the repayment due on September 30, 2000, to be made by the Borrowers pursuant to paragraph (a) of this Section and (B) to reduce ratably the amount of all remaining scheduled repayments of the Term Loans due after September 30, 2000.".

       SECTION 25. MANDATORY REPAYMENT OF REVOLVING LOANS. Section 2.09 of the Credit Agreement is amended to add immediately after paragraph (c) at the end of such Section the following new paragraph (d):

              "(d)   The Parent shall repay or cause a Subsidiary Borrower to
       repay the Revolving Loans (but shall not be required to reduce the Revolving Commitments) (i) on the date on which the Parent or any of its Subsidiaries shall receive any Net Cash Proceeds with respect to any Asset Sale of Non-Core Assets consummated prior to April 10, 2000, but solely if, and solely to the extent that, the aggregate Net Cash Proceeds from such Asset Sale, when combined with all other Asset Sales of Non-Core Assets consummated prior to April 10, 2000, shall be equal to or less than $50,000,000 (the amount of any such Net Cash Proceeds in excess of $50,000,000 shall be applied to the prepayment of the Term Loans in accordance with Section 2.09 (b)(i)(x)), (ii) on each Business Day to the extent that funds on deposit in the Concentration Account exceed $15,000,000 and (iii) on August 31, 1999 if the Coleman Merger Effective Date shall not have occurred prior to such date, to the extent necessary to establish the Coleman Revolving Commitment Reserve under the Revolving Commitments.".

       SECTION 26. OPTIONAL PREPAYMENT OF LOANS. Section 2.10 of the Credit Agreement is amended:

              (a) to replace the phrase "a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment" in paragraph (b)(i) of such Section with the phrase "a Eurocurrency Borrowing (A) made in dollars, not later than 11:00 a.m., Charlotte, North Carolina time, three Business Days before the date of prepayment and (B) made in any Designated Foreign Currency, not later than 11:00 a.m., Charlotte, North Carolina time, four Business Days before the date of prepayment"; and

              (b) to replace the reference to "New York City time" in paragraph (b)(ii) of such Section with a reference to "Charlotte, North Carolina time".

       SECTION 27. FEES. Section 2.11 of the Credit Agreement is amended:

              (a) to replace the phrase "at the rate of 1% per annum" in clause (i)(A) in paragraph (b) of such Section with "(y) prior to the Coleman Merger Effective Date, at the rate of .75% per annum and (z) on or after the Coleman Merger Effective Date, at the rate of .50% per annum; PROVIDED that upon the occurrence and during the continuance of an Event of Default, such rate shall in each case be changed to 1.00% per annum";

              (b) to change the reference to paragraph "(d)" in such Section to a reference to paragraph "(e)"; and

              (c)    to add to such Section the following new paragraph (d):

                     "(d)   The Parent agrees that on the Fifth Amendment
              Effective Date the Lenders shall have earned a fee in an amount equal to .25% of the Commitments as of the Fifth Amendment Effective Date; PROVIDED that the Parent shall have until the earlier of (i) September 30, 2000 and (ii) the date on which the Commitments shall have terminated and the principal of and interest on the Loans and all other amounts payable by the Obligors under this Agreement and the other Loan Documents shall have been paid in full, to pay such fee to the Administrative Agent, for the account of each Lender; PROVIDED FURTHER that (x) if the Aggregate Exposure shall have been reduced, on or before September 30, 2000, to $1,000,000,000 or less, such fee shall be in an amount equal to .25% of such Commitments, (y) if the Aggregate Exposure shall have been reduced, on or before September 30, 2000, to $1,200,000,000 or less (but not reduced to $1,000,000,000 or less), such fee shall be increased and fully earned in an amount equal to .50% of such Commitments and (z) if the Aggregate Exposure shall not have been reduced to $1,200,000,000 or less on or before September 30, 2000, such fee shall be increased and fully earned in an amount equal to 1.00% of such Commitments.".

       SECTION 28. INTEREST. (a) Paragraph (a) of Section 2.12 of the Credit Agreement is amended to replace the second and third sentences in such paragraph with the following:

              "The "APPLICABLE ABR MARGIN" means (i) for each day prior to the satisfaction of the Coleman Conditions, 2.50%; (ii) on and after the date of satisfaction of the Coleman Conditions, for each day for the period (A) prior to the earlier of the Coleman Merger Effective Date and September 1, 1999, 2.00%; (B) on and after September 1, 1999 and prior to the earlier of the Coleman Merger Effective Date and October 1, 1999, 2.25%; (C) on and after October 1, 1999 and prior to the Coleman Merger Effective Date, 2.50%; (D) from and including the Coleman Merger Effective Date to the date of the occurrence of the event described in clause (E) below, 1.75%; (E) from and including any date after the Coleman Merger Effective Date on which the Aggregate Exposure is less than or equal to $1,500,000,000 to the date of the occurrence of the event described in clause (F) below, 1.50%; and (F) from and including any date after the Coleman Merger Effective Date on which the Aggregate Exposure is less than or equal to $1,200,000,000, 1.25%; PROVIDED that the Applicable ABR Margin shall not be reduced on the date set forth for such reduction in clause (A), (D), (E) or (F) above if any Default or Event of Default shall have occurred and be continuing on such date, but such reduction shall become effective on the first date thereafter on which no Default or Event of Default shall have occurred and be continuing.

       (b) Paragraph (b) of Section 2.12 of the Credit Agreement is amended to replace the second and third sentences in such paragraph with the following:

              "The "APPLICABLE EUROCURRENCY MARGIN" means (i) for each day prior to the satisfaction of the Coleman Conditions, 3.75%; (ii) on and after the date of satisfaction of the Coleman Conditions for each day for the period (A) prior to the earlier of the Coleman Merger Effective Date and September 1, 1999, 3.25%; (B) on and after September 1, 1999, and prior to the earlier of the Coleman Merger Effective Date and October 1, 1999, 3.50%; (C) on and after October 1, 1999 and prior to the Coleman Merger Effective Date, 4.00%; (D) from and including the Coleman Merger Effective Date to the date of the occurrence of the event described in clause (E) below, 3.00%; (E) from and including any date after the Coleman Merger Effective Date on which the Aggregate Exposure is less than or equal to $1,500,000,000 to the date of the occurrence of the event described in clause (F) below, 2.75%; and (F) from and including any date after the Coleman Merger Effective Date on which the Aggregate Exposure is less than or equal to $1,200,000,000, 2.50%"; PROVIDED that the Applicable Eurocurrency Margin shall not be reduced on the date set forth for such reduction in clause (A), (D), (E) or (F) above if any Default or Event of Default shall have occurred and be continuing on such date, but such reduction shall become effective on the first date thereafter on which no Default or Event of Default shall have occurred and be continuing." .

       (c) Paragraph (c) of Section 2.12 of the Credit Agreement is amended in its entirety to read as follows:

                     "(c)  Notwithstanding the foregoing, (i) from the date of
              the occurrence and during the continuance of an Event of Default, the Loans shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate otherwise applicable to the Loans as provided in the preceding paragraphs of this Section and (ii) if any overdue interest on any Loan or any fee or other amount payable hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section, from the date of such non-payment until such overdue interest, fee or other amount is paid in full (after as well as before judgment).".

       SECTION 29. BREAK FUNDING PAYMENTS. Section 2.15 is amended to add immediately before the comma at the end of clause (a) in such Section the phrase "and other than with respect to prepayments pursuant to Section 2.09(d)(ii)".

       SECTION 30. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS. Paragraph (a) of Section 2.17 of the Credit Agreement is amended to add immediately after the phrase "on the date when due," in such paragraph the phrase "in dollars or, in the case of Eurocurrency Loans outstanding in any Designated Foreign Currency, such Designated Foreign Currency and whether in dollars or any Designated Foreign Currency,".

       SECTION 31. SUBSIDIARY BORROWINGS. Section 2.19 of the Credit Agreement is amended:

              (a) to add immediately after the phrase "a Subsidiary Borrower Pledge and Security Agreement" in paragraph (b) of such Section the phrase ", a security agreement, substantially in the form of the Parent Security Agreement, dated as of July 10, 1998, by the Parent in favor of the Administrative Agent, and any other security agreements or other documents requested by the Administrative Agent pursuant to Section 5.11, in each case"; and

              (b) to delete the phrase "of Davis Polk & Wardwell, special counsel for the Agents, substantially in the form of Exhibit J, and each" in paragraph (c) of such Section.

       SECTION 32. ADDITIONAL MULTICURRENCY PROVISIONS. Article 2 is amended to add immediately after Section 2.20 at the end of such Article the following new Section 2.21:

              "SECTION 2.21. CONTROLS; CURRENCY EXCHANGE RATE FLUCTUATIONS. (a) In the event that at any time the Parent determines that by reason of currency exchange rates any aggregate or individual limits or sublimits set forth in Section 2.01(c) have been breached, in each case, by more than 5%, the Parent shall immediately notify the Administrative Agent (which notice shall promptly be confirmed in writing).

              (b) The Administrative Agent will calculate the Revolving Credit Exposure (including any portion made in any Designated Foreign Currency) with respect to all of the Lenders from time to time, and in any event on each date of receipt of a notice of Borrowing and otherwise not less frequently than once each calendar month.

              (c) In the event that on any date the Administrative Agent calculates that any of such limits or sublimits shall have been breached, in each case, by more than 5%, the Administrative Agent shall give notice to such effect to the Parent and the Lenders.

              (d) Within five Business Days after notification to the Administrative Agent pursuant to clause (a) above or receipt of notice pursuant to paragraph (c) above, the Parent will, or will cause the Borrowers to, make such repayments or prepayments of Revolving Loans (together with interest accrued to the date of such repayment or prepayment) as shall be necessary to eliminate any excess above any such limit or sublimit, unless by the time such repayment or prepayment is required to be made, such limit or sublimit is no longer breached by reason of currency exchange rate fluctuations. If any such repayment or prepayment of a Eurocurrency Loan pursuant to this Section occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Parent shall pay to the Lenders such amounts, if any, as may be required pursuant to Section 2.15.".

       SECTION 33. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE REPRESENTATION AND WARRANTY. Section 3.04 of the Credit Agreement is amended:

              (a) to add immediately before the phrase "reported on by Arthur Andersen LLP" in paragraph (a) of such Section the words "restated and"; and

              (b) to add immediately after the phrase "Since December 28, 1997" in paragraph (b) of such Section the parenthetical "(or December 31, 1998 from and after such date)".

       SECTION 34. LITIGATION REPRESENTATION AND WARRANTY. Paragraph (c) of
Section 3.06 of the Credit Agreement is amended (after giving effect to Section 65 below) to replace the phrase "the date of this Agreement" in such paragraph with the term "the Fifth Amendment Effective Date".

       SECTION 35. ERISA. Section 3.10 of the Credit Agreement is amended to replace each reference to "$25,000,000" in such Section with a reference to "$40,000,000".

       SECTION 36. DISCLOSURE REPRESENTATION AND WARRANTY. Section 3.11 of the Credit Agreement is amended to add the phrase "on or after September 30, 1998 (in the case of any determination of the truth and correctness of this representation on or after the Fifth Amendment Effective Date)" in the second sentence of such Section (a) immediately before the phrase "by or on behalf of any Obligor" and (b) immediately after the phrase "or delivered".

       SECTION 37. GUARANTORS REPRESENTATION AND WARRANTY. Section 3.12 of the Credit Agreement is amended to add immediately after the phrase "the United States of America" in the parenthetical in such Section the phrase "and prior to the Coleman Merger Effective Date, Coleman and its subsidiaries".

       SECTION 38. PLEDGED ASSETS REPRESENTATION AND WARRANTY. Article 3 of the Credit Agreement is amended to add immediately after Section 3.16 at the end of such Article the following new Section 3.17:

              "SECTION 3.17. PLEDGED ASSETS. Except as set forth on Schedule 3.17, as of the Fifth Amendment Effective Date all of the material assets of the Parent and the Subsidiary Guarantors have been pledged as Collateral to the Administrative Agent, for the benefit of the Lenders, pursuant to the Collateral Documents.".

       SECTION 39. CONDITIONS TO EACH CREDIT EVENT. Section 4.04 of the Credit Agreement is amended:

              (a) to add immediately after clause (c) of such Section the following new clauses (d), (e) and (f):

                     "(d)   At the time of and immediately after giving effect
              to such Borrowing (and the proposed use of such Borrowing on such date of

              Borrowing), the funds on deposit in the Concentration Account shall not exceed $15,000,000.

                     (e) At the time of and immediately after giving effect to such Borrowing, the aggregate Capital Investment shall not be less than 85% of the Receivables Purchase Limit, PROVIDED that, if the aggregate Capital Investment is less than 85% of the Receivables Purchase Limit at such time, this condition shall nonetheless be deemed satisfied so long as at the time of and immediately after giving effect to such Borrowing, no less than 85% of the aggregate Outstanding Balance of all Receivables of Designated Obligors owned by Sunbeam Products, Inc. shall be Eligible Receivables (as each such term is defined in the Existing Receivables Program Purchase Agreement);

                     (f) At the time of and immediately after giving effect to such Borrowing, if such Borrowing is in a Designated Foreign Currency, there shall be no unused borrowing availability under any foreign lines of credit providing borrowings in such Designated Foreign Currency.";

              (b) to replace the phrase "paragraphs (b) and (c)" in the penultimate paragraph of such Section with the phrase "paragraphs (b) through (f)"; and

              (c)    to delete in its entirety the last paragraph of such

       SECTION 40.  FINANCIAL STATEMENTS. Section 5.01 is amended:

              (a) to add immediately after the phrase "each of the first three fiscal quarters of each fiscal year of the parent" in paragraph (b) of such Section the phrase "(and within 90 days after the end of the fourth fiscal quarter of each fiscal year of the Parent after 1998)";

              (b) to replace the phrase "its consolidated balance sheet and related statements of operations, stockholders' equity" in paragraph (b) of such Section with the phrase "its consolidated and consolidating balance sheet and related consolidated and consolidating statements of operations";

              (c) to add immediately after the phrase "the previous fiscal year," in paragraph (b) of such Section the phrase "and, as it relates to the consolidated financial statements,";

              (d) to add immediately after the phrase "clause (a) or (b) above" in paragraph (c) of such Section the phrase "and clauses (A) and
       (J) of Section 5.02";

              (e) to replace the phrase "Sections 6.01 and 6.11 through 6.15" in paragraph (c) of such Section with the phrase "Sections 6.01 and 6.11 through 6.17";

              (f) to amend paragraph (f) of such Section in its entirety as follows:

                     "(f)   [Intentionally Omitted]."; and

              (g) to delete the phrase "that notes a "reportable condition"" at the end of paragraph (g) of such Section.

       SECTION 41. ADDITIONAL INFORMATIONAL REQUIREMENTS. Section 5.02 of the Credit Agreement is amended:

              (a) to replace the reference to "$25,000,000" in paragraph (c) of such Section with a reference to "$40,000,000";

              (b) (i) to delete the word "and" at the end of paragraph (c) of such Section, (ii) to replace the period at the end of paragraph (d) of such Section with "; and", and (iii) to add immediately after paragraph
       (d) of such Section the following new paragraph (e):

                     "(e)   any development, event, or condition that, alone or
              together with any other like developments, events or conditions, could reasonably be expected to result in the payment by or liability of the Parent or any of its Subsidiaries under or pursuant to or as a result of Environmental Laws in an aggregate amount exceeding $2,500,000.";

              (c) to replace paragraphs (A) through (K) with the following new paragraphs (A) through (K):

                     "(A)   As soon as available, but no later than 35 days
              after the end of March and April, 1999 and no later than 30 days after the end of each month thereafter, a copy of the following financial statements (on a preliminary basis in the case of March, April and June, 1999):

                            (1) consolidated statement of operations for the Parent and its Consolidated Subsidiaries for the month then ended and year-to-date;

                            (2) consolidated balance sheet for the Parent and its Consolidated Subsidiaries for the month then ended;

                            (3) consolidated statement of cash flow for the Parent and its Consolidated Subsidiaries for the month then ended;

                            (4) operating statements for each Strategic Business Unit for the month then ended and year-to-date (except the Special Markets Strategic Business Unit, which is reported as part of the operations of other Strategic Business Units);

                            (5) balance sheets for the Parent, Signature, First Alert, and the International Group, PROVIDED that as soon as available, but not later than 30 days after each month beginning with October, 1999, the Borrower will provide balance sheets for each Strategic Business Unit (except the Special Markets Strategic Business Unit, which is reported as part of the operations of other Strategic Business Units);

                            (6) as soon as available, but not later than 30 days after each month beginning with October, 1999, cash flow statements for each Strategic Business Unit (except the Special Markets Strategic Business Unit, which is reported as part of the operations of other Strategic Business Units), in each case for the month then ended and year-to-date;

              setting forth, in the case of the consolidated balance sheets, in comparative form the projected figures set forth in the Business Plan covering such month and the figures as of the end of the corresponding month of the prior year and December 31, 1998 and, in the case of the consolidated operating statements and cash flows, in comparative form the projected figures set forth in the Business Plan covering such month and the figures for the corresponding month of the prior year, certified by a responsible officer of the Borrower as being fairly stated in all material respects (subject to certain accounts which are adjusted to GAAP on a quarterly basis). Operating statements for each Strategic Business Unit are to be presented in comparative form with the projected figures in the Business Plan covering such month. Concurrent with these reports, the Borrower will provide commentary explaining significant variances from the Business Plan covering such month and, where relevant, prior periods.

                     (B) On or before the 15th day and the last Business Day of each month, cash forecasts, showing weekly cash needs (and existing and forecasted liquidity under all financing and securitization arrangements) for the succeeding 13 weeks from the date of preparation of such forecasts.

                     (C) On or before December 31, 1999, a Business Plan for the 2000 fiscal year of the Parent setting forth for each Strategic Business Unit and on a consolidated basis monthly forecasted results from operations, cash flows and balance sheets.

                     (D) On or before December 31, 1999, projections for the fiscal years 2001 and 2002 of the Parent setting forth for each Strategic Business Unit and on a consolidated basis projected results from operations, cash flows and balance sheets.

                     (E) On or before September 30, 1999, the Parent shall present to the Lenders its written plan for meeting the amortization payments due April 10, 2000.

                     (F) Biweekly, a report summarizing the status of the Parent's Year 2000 Computer Compatibility Project until such time as a Financial Officer delivers a certificate to the Administrative Agent certifying that such project is materially complete.

                     (G) On or before the last day of each month, (i) a report summarizing the status of all consummated and pending Non-Core Asset Sales, (ii) a report summarizing the status of any other Asset Sale involving realized or projected Net Cash Proceeds in excess of $1,000,000 and (iii) a report of the acquisition by the Parent or any Subsidiary of any material unencumbered assets during such month.

                     (H) On or before the last day of each month, a report summarizing the status of all litigation described in Section 6.19 (and any other litigation commenced after the Fifth Amendment Effective Date if such other litigation involves potential liability and/or projected costs in excess of $2,500,000), including all fees and expenses incurred by the Parent or any of its Subsidiaries to the extent such amounts have been reported to the Parent.

                     (I) On or before the last day of each month, a report summarizing available "point of sale" information with respect to retail "sell through" and retailer inventories.

                     (J) No later than 30 days after the end of each month, a report of (i) the amounts of all intercompany loans and advances made by the Parent to Coleman, and any repayments made by Coleman under the Coleman Intercompany Note during such month, (ii) the outstanding principal amount (including capitalized interest thereon) of the Coleman Intercompany Note as of the end of such month and (iii) the amount of accrued and capitalized interest for such month with respect to the Coleman Intercompany Note.

                     (K) Biweekly, a report with respect to the status of the S-4 Registration Statement, and within one Business Day after the receipt thereof, a copy of any comments provided by the SEC to the Parent or Coleman on the S-4 Registration Statement."; and

              (d) to delete the clause "and each Operating Unit; provided that as soon as possible, such review shall be with respect to the Parent" at the end of the last paragraph in such Section.

       SECTION 42. INSURANCE. Section 5.05 of the Credit Agreement is amended to add immediately before the period at the end of such Section the phrase ", which insurance shall, within 30 days after the Fifth Amendment Effective Date, name the Administrative Agent as the loss payee for the proceeds of any policy relating to such insurance covering damage to tangible property of the Parent and its Subsidiaries; and furnish to the Administrative Agent upon written request, full information as to the insurance carried".

       SECTION 43. COMPLIANCE WITH ENVIRONMENTAL LAWS. Section 5.07 of the Credit Agreement is amended to amend paragraph (c) in its entirety to read as follows:

              "(c)   The Parent will, and will cause each of its Subsidiaries
       to, (i) comply with all applicable Environmental Laws, and obtain, comply with and maintain any and all permits required under applicable Environmental Laws; and (ii) take reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors, and invitees comply with all Environmental Laws, and obtain, comply with and maintain all Environmental Permits, applicable to any of them, PROVIDED that the failure of the Parent or any of its Subsidiaries to so obtain, comply or maintain shall not be deemed to constitute a violation of this covenant so long as (i) upon learning of any failure, the Parent or the applicable Subsidiary, as the case may be, shall undertake all reasonable efforts to remedy such failure, and (ii) such failure and any other failure to obtain, comply with or maintain the obligations imposed by the foregoing sentence, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect."

       SECTION 44. USE OF PROCEEDS. Section 5.08 of the Credit Agreement is amended:

              (a) to delete the phrase "and Permitted Acquisitions" from clause (iv) of the first sentence of such Section;

              (b) to delete the word "and" immediately preceding the reference to "(v)" in the first sentence of such Section; and

              (c) to add immediately before the period at the end of the first sentence of such Section the phrase "and (vi) in the case of the Coleman Revolving Commitment Reserve if the Coleman Merger Effective Date shall not have occurred prior to August 31, 1999, only to pay cash consideration for common stock of Coleman required in connection with the consummation of the merger that will result in Coleman becoming a Wholly Owned Subsidiary".

       SECTION 45. FURTHER ASSURANCES. Section 5.09 of the Credit Agreement is amended:

              (a) to add immediately after the words "the United States" in the second parenthetical in clause (i) in paragraph (b) in such Section the parenthetical "(or a Subsidiary engaged in no business other than the ownership of the capital stock or other equity interests in one or more Subsidiaries)";

              (b) to add immediately after the words "the United States" in the second parenthetical in clause (ii) in paragraph (b) in such Section the parenthetical

        "(or a Material Subsidiary engaged in no business other than ownership of the capital stock or other equity interests in one or more Material Subsidiaries";

              (c) to add the following new paragraph at the end of Section 5.09(b):

                            "Notwithstanding anything to the contrary contained
                     in this Section 5.09(b), the Coleman Collateral Documents will govern with respect to the timing and extent of guarantees to be executed and Liens to be granted by Coleman and its subsidiaries."; and

              (d) to add immediately after paragraph (d) at the end of such Section the following new paragraph (e):

                     "(e)   In addition to the Parent's obligations under this
              Section 5.09, the Required Lenders shall have the right from time to time after the Fifth Amendment Effective Date in the good faith exercise of their discretion to require the Parent (and the Parent shall in any event have the right) to (i) cause each Subsidiary or Person which becomes a Subsidiary (other then Coleman and its subsidiaries prior to the Coleman Merger Effective Date, any Inactive Subsidiary, any Subsidiary organized under the laws of any jurisdiction outside of the United States, or any Subsidiary engaged in no business other than the ownership of the capital stock or other equity interests of one or more entities organized under the laws of any jurisdiction outside of the United States) to become a party to the Subsidiary Guarantee as guarantor in the manner set forth in clause (i) of Section 5.09(b), (ii) pledge or cause to be pledged the capital stock or other equity interests of such Subsidiary in the manner and subject to the limitations contained in clause (ii) of Section 5.09(b) and (iii) cause any such Subsidiary to take the actions as contemplated by the second paragraph of clause (ii) of Section 5.09(b) and by Section 5.09(d).".

       SECTION 46. LIENS ON ASSETS. Section 5.11 of the Credit Agreement is amended:

              (a) to add immediately after the phrase "require the Parent" in the first sentence of such Section the phrase "or any Subsidiary Borrower (other than Coleman prior to the Coleman Merger Effective Date)";

              (b) to add immediately after the phrase "obligations of the Parent" in the first sentence of such Section the phrase ", the Subsidiary Borrowers";

               (c) to add immediately after the phrase "Within 30 days after any such request, the Parent" in the third sentence of such Section the phrase "and the applicable Subsidiary Borrower";

              (d) to delete the phrase "of the Parent" immediately after the phrase "appropriate Subsidiary Guarantor" in the third sentence of such Section;

              (e) to add immediately after the phrase "Within 45 days after a request for security pursuant hereto, the Parent" in the fourth sentence of such Section the phrase "and the applicable Subsidiary Borrower";

              (f) to delete the phrase "of the Parent" immediately after the phrase "appropriate Subsidiary Guarantor" in the fourth sentence of such Section; and

              (g) to add immediately after the phrase "satisfaction of the Parent's" in the fourth sentence of such Section the phrase "or the appropriate Subsidiary Borrower's".

       SECTION 47. S-4 REGISTRATION STATEMENT. Article 5 of the Credit Agreement is amended to add immediately after Section 5.13 at the end of such Article the following new Section 5.14:

              "SECTION 5.14. S-4 REGISTRATION STATEMENT. The Parent and Coleman will at all times use their respective reasonable best efforts to expedite the filing of the S-4 Registration Statement with the SEC and to expedite the process pursuant to which the SEC will declare the S-4 Registration Statement effective.".

       SECTION 48. LIENS. Section 6.02 of the Credit Agreement is amended:

              (a) to amend paragraph (e) of such Section in its entirety as follows:

                     "(e)   [Intentionally Omitted];"; and

              (b) to amend paragraph (f) of such Section to replace the phrase "agreements for limited recourse sales by the Parent or any of its Subsidiaries for cash of such accounts receivable" in such paragraph with the phrase "the Existing Receivables Program".

       SECTION 49. FUNDAMENTAL CHANGES. Section 6.03 of the Credit Agreement is amended:

              (a) to delete in its entirety the parenthetical "(other than Margin Stock that is disposed of for fair value)" in paragraph (a) of such Section; and

              (b)    to delete the words "whether" and "or otherwise" in clause
       (i) in paragraph (c) of such Section.

       SECTION 50. PERMITTED INVESTMENTS. Section 6.04 of the Credit Agreement is amended:

              (a) to add at the end of clause (b) in such Section immediately before the semicolon the following proviso "; PROVIDED that, prior to the Coleman Merger Effective Date, the Parent and its Subsidiaries (other than Coleman and its subsidiaries) will not make Investments in the capital stock of, or make capital contributions to, Coleman or any subsidiary of Coleman (other than to consummate the merger (after the S-4 Registration Statement is declared effective by the SEC) that will result in Coleman becoming a Wholly Owned Subsidiary)";

              (b) to add at the end of clause (c) in such Section immediately before the semicolon the following proviso:

              "; PROVIDED that the Parent and its Subsidiaries will not make any loans and advances to (x) Coleman or any of its subsidiaries, except that the Parent may make loans and advances to Coleman under the Coleman Intercompany Note or (y) any Inactive Subsidiary in an amount in excess of $100,000, except loans and advances related to environmental remediation, litigation and product liability issues;";

              (c)    to delete the word "and" at the end of clause (e);

              (d) to amend clause (f) in such Section in its entirety to read as follows:

                     "(f)   capital contributions, or deemed capital
              contributions, by Sunbeam Products, Inc. in Sunbeam Asset Diversification, Inc. pursuant to the Existing Receivables Program; and"; and

              (e) to add immediately after clause (f) in such Section the following new clause (g):

                     "(g)   Investments as of the Effective Date by the Parent
              in any Subsidiary and made by any Subsidiary in the Parent or any other Subsidiary.".

       SECTION 51. RESTRICTED PAYMENTS; VOLUNTARY PAYMENTS. Section 6.06 of the Credit Agreement is amended:

               (a)   (i) to delete in their entirety clauses (ii), (v), (vi) and
       (vii) in paragraph (a) of such Section, (ii) to renumber clauses (iii) and (iv) in paragraph (a) of such Section as clauses (ii) and (iii), respectively, and (iii) to insert at the end of new clause (ii) in paragraph (a) of such Section the following proviso "PROVIDED that prior to the Coleman Merger Effective Date, Coleman may only declare and pay dividends ratably with respect to its capital stock which are payable solely in additional shares of its capital stock, and"; and

              (b) (i) to add a reference to "(i)" immediately after the phrase "retire, purchase, acquire, defease or" in paragraph (b) of such Section and (ii) to add immediately before the period at the end of such Section the phrase "or (ii) otherwise make any optional prepayment in respect of the principal of any Indebtedness other than Indebtedness under this Agreement and any intercompany Indebtedness permitted under this Agreement".

       SECTION 52. TRANSACTIONS WITH AFFILIATES. Section 6.07 of the Credit Agreement is amended:

              (a) to replace the word "and" immediately preceding the reference to "(d)" in such Section with a comma; and

              (b) to add immediately before the period at the end of such Section the phrase "and (e) the transactions contemplated by the Coleman Intercompany Note".

       SECTION 53. MODIFICATION OF CERTAIN DOCUMENTS. Section 6.09 of the Credit Agreement is amended:

              (a) to add immediately before the first sentence of such Section a reference to "(a)";

              (b) to replace the word "or" immediately before the reference to "(ii)" in new paragraph (a) of such Section with a semicolon;

              (c) to delete the phrase "which by its terms is expressly subordinated in right of payment to the Loans and the reimbursement obligations with respect to LC Disbursements" from clause (ii) in such Section;

              (d) to add immediately before the period at the end of new paragraph (a) of such Section the following new clause (iii) "or (iii) except as permitted under the Collateral Documents, consent to or solicit or enter into any amendment or supplement to, or any waiver or other modification of any Pledged Instrument (as defined in the Parent Pledge and Security Agreement) or any document or instrument evidencing the grant of any collateral securing any Collateral under (and as defined in) any of the Collateral Documents, including without limitation, any Pledged Instrument evidencing Indebtedness owed by Coleman to the Parent."; and

              (e) to add immediately after the first paragraph of such Section the following new paragraph (b):

                     "(b)   From and after the Fifth Amendment Effective Date,
              without the consent of the Required Lenders, (x) the Parent will not, and will not permit any of its Subsidiaries to, consent to or solicit or enter into any amendment or supplement to, or any waiver or other modification of, the Existing Receivables Program Purchase Agreement, the Receivables Sale and Contribution Agreement dated as of December 4, 1997 between Sunbeam Products, Inc. and Sunbeam Asset Diversification, Inc. or any receivables sale agreements of the type described in clause (y) below if such amendment, supplement, waiver or other modification (i) would result in a reduction of the Receivables Purchase Limit, (ii) would result in an amendment, supplement, waiver or other or modification of the definitions of the terms "Capital
              Investment", "Eligible Receivable", "Applicable Margin
              Reserve", "Dilution Reserve", "Fee Reserve" or "Yield Reserve" if any such amendment, supplement, waiver or modification would have the effect set forth in clause (iii) below or (iii) would otherwise reduce the financing available to the Parent or any of its Subsidiaries pursuant to the Existing Receivables
              Program or have an adverse effect on the interests of the Lenders or the Administrative Agent and (y) the Parent will not, and will not permit any of its Subsidiaries to, enter into any receivables sale agreement relating to the Existing Receivables Program other than a receivables sale agreement intended to provide for the inclusion of certain accounts receivable of the Parent or such Subsidiary in the Existing Receivables Program, which receivables sale agreement shall be in form and substance reasonably satisfactory to the Required Lenders.".

       SECTION 54. CAPITAL EXPENDITURES. Section 6.11 is amended to add at the end of such Section the following new paragraph:

              "Notwithstanding the foregoing, Consolidated Capital Expenditures at any time during each of the periods set forth below will not exceed the amount set forth below opposite such period (in each case excluding Year 2000 Compatibility Expenditures which would otherwise have been included in Consolidated Capital Expenditures for such period):

                               Period                       Amount
                               ------                       ------
               January 1, 1999 - June 30, 1999            $40,000,000

               January 1, 1999 - September 30, 1999       $50,000,000

               January 1, 1999 - December 31, 1999        $55,000,000

               January 1, 1999 - March 31, 2000


       SECTION 55. LEVERAGE RATIO. Section 6.12 of the Credit Agreement is amended to delete the proviso in such Section.

       SECTION 56. INTEREST COVERAGE RATIO. Section 6.13 of the Credit Agreement is amended to delete the proviso in such Section.

       SECTION 57. FIXED CHARGE COVERAGE RATIO. Section 6.14 of the Credit Agreement is amended to delete the proviso in such Section.

       SECTION 58. CONSOLIDATED EBITDA. Section 6.15 is amended in its entirety to read as follows:

              "SECTION 6.15. CONSOLIDATED EBITDA. At the last day of each month set forth below, Consolidated EBITDA (excluding Year 2000 Compatibility Expenditures, bank amendment expenditures and expenditures for the Lenders' advisors, in each case to the extent deducted in determining Consolidated EBITDA) for the period from January 1, 1999 through the last day of such month will not be less than the amount set forth below opposite such month:

                                 Month     Consolidated EBITDA
                                 -----     -------------------
                           April, 1999            $6,300,000

                             May, 1999           $18,000,000

                            June, 1999           $31,400,000

                            July, 1999           $46,200,000

                          August, 1999           $55,250,000

                       September, 1999           $74,000,000

                         October, 1999           $89,900,000

                        November, 1999          $107,950,000

                        December, 1999          $113,500,000

                         January, 2000          $110,000,000

                        February, 2000          $110,000,000

                           March, 2000          $121,000,000".


       SECTION 59. ADDITIONAL NEGATIVE COVENANTS. Article 6 is amended to add immediately after Section 6.15 at the end of such Article the following new Sections 6.16, 6.17, 6.18, 6.19, 6.20 and 6.21:

              "SECTION 6.16. OUTSTANDING REVOLVING LOANS. At the last day of each month set forth below, the aggregate outstanding amount of Revolving Loans (without giving effect to (x) any reduction of the Revolving Loans pursuant to Section 2.09(d)(i) in excess of $20,000,000 or (y) any use of Revolving Loans, including under the Coleman Revolving Commitment Reserve, to consummate the merger that will result in Coleman becoming a Wholly Owned Subsidiary) will not exceed the amount set forth below opposite such month:

                                 Month    Outstanding Revolving Loans
                                 -----    ---------------------------
                           April, 1999           $290,400,000

                             May, 1999           $303,700,000

                            June, 1999           $279,100,000

                            July, 1999            $281,400,000

                          August, 1999            $264,200,000

                       September, 1999            $257,300,000

                         October, 1999            $277,000,000

                        November, 1999            $224,200,000

                        December, 1999            $185,200,000

                         January, 2000            $201,500,000

                        February, 2000            $217,800,000

                           March, 2000            $234,100,000


              SECTION 6.17. YEAR 2000 COMPATIBILITY EXPENDITURES. At the last day of each fiscal quarter of the Parent set forth below, Year 2000 Compatibility Expenditures (on an aggregate basis for the Parent and its Consolidated Subsidiaries) for the period, on a cumulative basis, from January 1, 1999 through the last day of such fiscal quarter will not be more than the amount set forth below opposite such fiscal quarter:

                                           Year 2000
                       Fiscal Quarter      Compatibility Expenditures
                       --------------      --------------------------
                            June 30, 1999  $37,500,000

                       September 30, 1999  $45,000,000

                        December 31, 1999  $50,000,000


              SECTION 6.18. CASH MANAGEMENT. The Parent will not, and will not permit any Subsidiary to fail to maintain a system of cash management that concentrates in the Concentration Account (a) on a daily basis all available funds from the domestic operations of the Parent and its Subsidiaries (except that in connection with certain retail operations, the related regional store bank accounts will be swept a minimum of once each week) and (b) within two Business Days after receipt thereof in the United States by the Parent or any Subsidiary, all funds from the foreign operations of the Parent and its Subsidiaries (which funds shall be remitted to the Unites States in a manner consistent with past practices), which Concentration Account shall at all times on and after May 25, 1999 be subject to the Blocked Account Agreement.

              SECTION 6.19.  LITIGATION SETTLEMENT.   Without the consent of the
       Required Lenders (which consent shall not be unreasonably withheld or delayed), the Parent will not settle any litigation relating to the restatement in October, 1998 of the financial statements of the Parent and its Consolidated Subsidiaries for the 1996 and 1997 fiscal years of the Parent and for the fiscal quarter of the Parent ended March 31, 1998, requiring the payment of money (not paid by insurance carriers or other third parties) on an aggregate basis for all such litigation in excess of $1,000,000.

              SECTION 6.20. FOREIGN CREDIT FACILITIES. The Parent will not, and will not permit any Subsidiary to, fail to use its reasonable best efforts to maximize utilization of and maintain any foreign credit facilities in existence on the Fifth Amendment Effective Date which provide for borrowings in foreign currencies.

              SECTION 6.21. EXISTING RECEIVABLES PROGRAM. The Parent will not, and will not permit any Subsidiary to, fail to use its reasonable best efforts (a) to maintain the Existing Receivables Program and comply with the terms and provisions thereof, (b) to maximize the aggregate Capital Investment up to the Receivables Purchase Limit and (c) if the Capital Investment falls below the level of Capital Investment assumed in the Business Plan in respect of the 1999 fiscal year of the Parent (or in respect of the 2000 fiscal year of the Parent, $30,000,000 for January and February and $35,000,000 for March) for any period of 30 consecutive days, to supplement or replace the Existing Receivables Program with an alternative accounts receivables program, which alternative accounts receivables program shall be on terms and conditions reasonably satisfactory to the Required Lenders, such that the aggregate financing received by the Parent and its Subsidiaries from all such accounts receivables programs is at least equal to such assumed level of Capital Investment.".

       SECTION 60. EVENTS OF DEFAULT. Article 7 of the Credit Agreement is amended:

              (a) to delete the parenthetical "(with respect to the Parent's existence)" in paragraph (d) of such Article;

              (b) to replace the reference to "$25,000,000" in paragraph (l) of such Section with a reference to "$40,000,000";

              (c) to add immediately after the semicolon at the end of paragraph (o) of such Article the word "or"; and

              (d) to add (in order to supersede Section 5.09(c)) immediately after paragraph (o) at the end of such Article the following new paragraphs (p) and (q);

                     "(p)   (i) the S-4 Registration Statement has not been
              declared effective by the SEC on or before October 30, 1999, (ii) the Coleman Merger Effective Date shall not have occurred within 25 Business Days after the SEC declares the S-4 Registration Statement effective or (iii) the cash consideration (including without limitation, payments on account of the exercise of any appraisal rights, but excluding related legal, accounting and other customary fees and expenses) to consummate the merger that will result in Coleman becoming a Wholly Owned Subsidiary exceeds $87,500,000; or

                     (q) Coleman and each of its applicable subsidiaries shall fail to execute and deliver by May 25, 1999 the Coleman Collateral Documents, or the Parent (and to the extent applicable, the Subsidiaries) shall fail to execute and deliver by May 25, 1999 the Blocked Account Agreement".

       SECTION 61. NOTICES. Paragraph (a) of Section 10.01 of the Credit Agreement is amended in its entirety to read as follows:

                     "(a)   if to a Borrower, to it at Sunbeam Corporation, 2381
              Executive Center Drive, Boca Raton, Florida 33431, Attention: Mr. Bobby Jenkins (Telecopy No. (561) 912-4263);".

       SECTION 62. WAIVERS; AMENDMENTS. Section 10.02 of the Credit Agreement is amended:

              (a) to add the phrase ", the Subsidiary Borrowers" immediately following the phrase "entered into by the Parent" and the phrase "or by the Parent"; and

              (b) to add immediately following the phrase "with Revolving Commitments," in paragraph (b)(iii) of such Section the phrase ", amend or otherwise modify Schedule B or".

       SECTION 63. ASSIGNMENTS. Paragraph (b) of Section 10.04 of the Credit Agreement is amended (a) to delete the phrase "and, after the Agents have notified the Parent that primary syndication has been completed, the Parent" in the parenthetical in clause (i) in the first proviso in such paragraph,
(b) to replace the phrase "each of the Parent and the Administrative Agent otherwise consent" in clause (ii) in such paragraph with the phrase "the Administrative Agent otherwise consents" and (c) to delete the second proviso in such paragraph.

       SECTION 64. RIGHT OF SETOFF. Section 10.08 of the Credit Agreement is amended to delete the phrase "held by such Lender or any of its Affiliates" in the first sentence of such Section.

       SECTION 65. ADDITION OF SCHEDULES AND NEW EXHIBIT. The Credit Agreement is amended:

              (a) to replace Schedule 2.01 (Commitments), Schedule 3.01(a) (Material Domestic Subsidiaries), Schedule 3.01(b) (Material Foreign Subsidiaries), Schedule 3.06 (Litigation and Environmental Matters) and Schedule A (Strategic Business Units) thereto with new Schedules in the forms attached to this Amendment as Exhibits A, B, C, D and E, respectively,

              (b) to amend Schedule 3.16 (Outstanding Principal Indebtedness) to the Credit Agreement to add immediately after Section I.A.5. in such Schedule a reference to "C. Subordinated Notes";

              (c) to amend Schedule 6.01 to the Credit Agreement (Outstanding Indebtedness) to the Credit Agreement to add immediately after Section
       I.5. in such Schedule a reference to "6. Subordinated Notes at maturity -- $2,014,000,000"; and

              (d) to add new a Schedule 3.17 (Material Unencumbered Assets), Schedule B (Designated Foreign Currencies) and Schedule C (Non-Core Assets) thereto (and a corresponding reference in the table of contents of the Credit Agreement) in the forms attached to this Amendment as Exhibits F, G and H, respectively.

       SECTION 66. CONSENT WITH RESPECT TO COLEMAN AS SUBSIDIARY BORROWER. Pursuant to the Second Waiver, dated as of February 12, 1999, under the Credit Agreement and the Subsidiary Borrowing Agreement, dated as of February 12, 1999 (the "COLEMAN BORROWING AGREEMENT"), among the Parent, Coleman and the Administrative Agent, Coleman became a Subsidiary Borrower under the Credit Agreement, PROVIDED, HOWEVER, such Second Waiver provided that without the prior written consent of the Administrative Agent and the Required Lenders, Coleman would not be permitted to borrow Loans in its capacity as a Subsidiary Borrower and could only request the issuance of Letters of Credit for its account in accordance with the terms contained in the Coleman Borrowing Agreement. The Administrative Agent and the Lenders hereby consent to permit Coleman, in its capacity as a Subsidiary Borrower, on and after the Coleman Merger Effective Date, to borrow Loans and to request Letters of Credit in accordance with Article 2 of the Credit Agreement.

       SECTION 67. WAIVERS OF FINANCIAL STATEMENT DELIVERY, HEDGING OBLIGATIONS, FINANCIAL COVENANTS AND REPRESENTATIONS. (a) The Lenders hereby waive, until April 10, 2000, any Default or Event of Default arising by reason of the representations and warranties contained in Sections 3.04 (FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE), 3.06 (LITIGATION AND ENVIRONMENTAL MATTERS) and 3.07 (COMPLIANCE WITH LAWS AND AGREEMENTS) of the Credit

Agreement to have proven to have been materially incorrect when made or deemed made at any time prior to the Fifth Amendment Effective Date;

       (b) The Lenders hereby waive, until April 10, 2000, any Default or Event of Default arising by reason of the representation and warranty contained in Section 3.11 (DISCLOSURE) of the Credit Agreement to have proven to have been materially incorrect when made or deemed made at any time prior to the Fifth Amendment Effective Date; PROVIDED that such waiver is conditioned upon the representation and warranty contained in the second sentence of such Section 3.11 on and after the Fifth Amendment Effective Date to be true and correct (for purposes of Section 4.04(b), and not materially incorrect, for purposes of paragraph (c) of Article 7) in respect of all reports, financial statements, certificates or other information (taken as a whole) furnished on or after September 30, 1998 by or on behalf of any Obligor to the Administrative Agent or any Lender.

       (c) The Lenders hereby waive, until April 10, 2000, (i) any Default or Event of Default arising by reason of the representation and warranty contained in Section 3.04(c) or Section 3.14 (ACQUISITION DOCUMENTS) of the Credit Agreement to have proven to have been materially incorrect when made or deemed made and (ii) the condition under Section 4.04(b) that each representation and warranty referenced in clause (i) be true and correct when made or deemed made.

       (d) The Lenders hereby waive any Default or the Event of Default arising by reason of the failure by the Parent to comply with the requirement contained in Section 5.01(a) (FINANCIAL STATEMENTS) of the Credit Agreement to furnish, by March 31, 1999, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for the 1998 fiscal year of the Parent (the "1998 FINANCIAL STATEMENTS"); PROVIDED that such waiver is conditioned upon the 1998 Financial Statements being furnished to the Administrative Agent (and compliance with Section 5.01(a) being achieved) on or before April 30, 1999.

       (e) The Lenders hereby waive, until April 10, 2000, any Default or Event of Default arising by reason of the failure by the Parent to comply with
Section 5.10 (APPROVED HEDGING AGREEMENTS) of the Credit Agreement.

       (f) The Lenders hereby waive, until April 10, 2000, (i) any Events of Default arising by reason of the failure by the Parent to comply with
Section 6.12 (LEVERAGE RATIO), Section 6.13 (INTEREST COVERAGE RATIO) and
Section 6.14 (FIXED CHARGE COVERAGE RATIO) of the Credit Agreement at the last day of the fiscal quarters of the Parent ending June 30, 1998, September 30, 1998 and December 31, 1998 and (ii) any Event of Default arising by reason of any failure by the Parent to comply with Section 6.12 (LEVERAGE RATIO), Section 6.13 (INTEREST COVERAGE RATIO) and Section 6.14 (FIXED CHARGE COVERAGE RATIO) of the Credit Agreement at the last day of any fiscal quarter of the Parent during the 1999 fiscal year of the Parent and at the last day of the fiscal quarter of the Parent ending March 31, 2000.

       (g) The Lenders hereby waive, until April 10, 2000, any Default or Event of Default that existed on June 30, 1998. This waiver shall not constitute a waiver of any Default or Event of Default existing on or after July 1, 1998 after giving effect to this Amendment.

       SECTION 68. AGREEMENTS.

       (a)    In addition to the Lenders' inspection and meeting rights under
Section 5.02 and 5.06 of the Credit Agreement, and the right of the Parent to at any time request a meeting with the Lenders, if the Parent determines that the S-4 Registration Statement may not be declared effective by the SEC on or before October 30, 1999 or that the Coleman merger may not be consummated within 25 Business Days after the S-4 Registration Statement is declared effective by the SEC, and if the Parent so requests, the Lenders will meet with the Parent on or about September 30, 1999 and will consider and discuss in good faith any proposal that the Parent determines to make to amend or waive paragraph (p) of
Article 7 of the Credit Agreement.

       (b) Subject to paragraph (c) below, if paragraph (p) of Article 7 is amended at the request of the Parent after the Amendment Effective Date, including without limitation, to extend the October 30, 1999 date and/or the 25-Business Day time period set forth therein, or the Lenders agree to waive the occurrence of any Event of Default under such paragraph (p) of Article 7, the Lenders agree that no fee (including without limitation, any extension, waiver or amendment fee) will be payable to the Lenders in connection with any such amendment or waiver, PROVIDED that (i) as of the effective date of any such amendment or waiver, no other Default or Event of Default shall have occurred and be continuing and (ii) the Parent has demonstrated to the reasonable satisfaction of the Lenders that the Parent and its Subsidiaries were at all times in compliance with Section 5.14 of the Credit Agreement.

       (c) (i) The agreement of the Lenders to meet at the request of the Parent (and to consider and discuss any proposal) as set forth in paragraph (a) above, and to forego the payment of a fee as set forth in paragraph (b) above, shall not constitute the Lenders' consent or indicate their willingness to at any time consent to any amendment or waiver of paragraph (p) of Article 7, (ii) the Lenders shall have no obligation whatsoever, express or implied, to agree or consent to any proposed amendment or waiver of paragraph (p) of Article 7, (iii) the decision whether to agree to any such amendment or waiver shall be at the sole discretion of the Lenders and (iv) the Lenders expressly reserve all of their rights and remedies upon the occurrence and during the continuance of any Default or Event of Default. The reservation of rights set forth in clauses (i) through (iv) of this paragraph (c) shall remain in effect regardless of (A) whether any such amendment or waiver request is made before or after the occurrence of an Event of Default under such paragraph (p) of Article 7, (B) any fact or circumstance, including the circumstances giving rise to any such potential request for an amendment or waiver or any such Event of Default, (C) the fact that the Parent and its Subsidiaries may at all times have complied with Section 5.14 or (D) whether the Parent determines to propose the payment of a fee in connection with any such proposed amendment or waiver.

       SECTION 69. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

       SECTION 70. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

       SECTION 71. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. After giving effect to this Amendment, the Parent and the Subsidiary Borrower (to the extent applicable to it thereunder) hereby represent and warrant that all representations and warranties contained in the Credit Agreement are true and correct on and as of the Amendment Effective Date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date) and that no Default or Event of Default shall have occurred and be continuing or would result from the execution and delivery of this Amendment.

       SECTION 72. EFFECTIVENESS. This Amendment shall become effective on the date (the "AMENDMENT EFFECTIVE DATE") on which:

       (a) the Administrative Agent shall have received from each of the Parent, the Subsidiary Borrower and the Lenders, a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof;

       (b) the Administrative Agent shall have received from each party thereto a counterpart to an omnibus amendment to the Collateral Documents, substantially in the form attached to this Amendment as Exhibit I, signed on behalf of such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart thereof;

       (c) the Administrative Agent shall have received from the Parent the amended and restated intercompany note, substantially in the form attached to this Amendment as Exhibit J (the "COLEMAN INTERCOMPANY NOTE"), signed on behalf of Coleman and indorsed to the order of the Administrative Agent;

       (d) the Parent shall have received, with a copy for the Administrative Agent, counterparts to the following documents (collectively with the Coleman Intercompany Note, the "COLEMAN INTERCOMPANY DOCUMENTS"): (i) a pledge and security agreement, substantially in the form attached to this Amendment as Exhibit K, signed on behalf of each party thereto, (ii) a security agreement, substantially in the form attached to this Amendment as Exhibit L, signed on behalf of each party thereto, and (iii) a patent security agreement, a trademark security agreement and a copyright security agreement, substantially in the forms attached as Exhibits B, C and D, respectively, to Exhibit L to this Amendment, in each case, signed on behalf of each party thereto;

       (e) the Administrative Agent shall have received all certificates, notes, instruments and other documents required to be delivered to it as collateral pursuant to the Collateral Documents (after giving effect to the omnibus amendment referenced in clause (b) above) and the Coleman Intercompany Documents;

       (f) the Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Amendment Effective Date) of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Obligors and of Janet Kelley, Esq., associate general counsel for the Obligors, and general counsel to Coleman, collectively covering such matters relating to the Obligors, the Loan Documents or the Coleman Intercompany Documents as the Required Lenders shall reasonably request;

       (g) the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Parent, the authorization of the transactions contemplated by the Coleman Intercompany Documents and any other legal matters relating to any of the foregoing, all in form and substance satisfactory to the Administrative Agent and its counsel;

       (h) the Lenders shall be (and by their execution hereof, hereby confirm that they are) satisfied with (a) all of their legal, regulatory and financial due diligence and (b) the cash flow and other projections and other financial information provided by the Parent for the period through March 31, 2000; and

       (i) the Administrative Agent shall have received payment of all fees and other amounts due and payable pursuant to the Credit Agreement, including reimbursement or payment of all out-of-pocket expenses of the Administrative Agent and the Lenders invoiced to the Parent and required to be reimbursed or paid by the Parent under the Credit Agreement.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.



                                   SUNBEAM CORPORATION


                                   By /s/ J.W. Levin
                                     ---------------------------
                                     Name: Jerry Levin
                                     Title: Chairman, President and CEO


                                   THE COLEMAN COMPANY, INC.


                                   By /s/ J.W. Levin
                                     ---------------------------
                                     Name: Jerry Levin
                                     Title: Chairman and CEO


                                   MORGAN STANLEY SENIOR FUNDING, INC.,
                                        individually and as Syndication Agent


                                   By /s/ Michael Hart
                                     ---------------------------
                                     Name: Michael Hart
                                     Title: Principal


                                   BANK OF AMERICA NATIONAL TRUST AND
                                      SAVINGS ASSOCIATION, individually and as
                                       Documentation Agent


                                   By /s/ H.G. Wheelock
                                     ---------------------------
                                     Name: H.G. Wheelock
                                     Title: Vice President


                                   FIRST UNION NATIONAL BANK,
                                        individually and as Administrative Agent


                                   By /s/ T.M. Molitor
                                     ---------------------------
                                     Name: T.M. Molitor
                                     Title: SVP